Listed on OTC Bulletin Board:	**CPBY**
Price (02/13/08):	$7.64
Market Capitalization:	$348.7 million
Shares Outstanding (as of 02/01/08):	45.64 million (Basic)
Shares Outstanding (as of 02/01/08):	48.10 million (Diluted)
EPS (Fiscal year 2007E) - Diluted	$0.34
EPS (Fiscal year 2008E) - Diluted	$0.50
Company website:	www.chinacpby.com

Company Description: China Public Security Technology, Inc. ("CPST" or the "Company") **through its wholly owned subsidiary,** Information Security Technology (China) Co., Ltd, headquartered in Shenzhen, China ("PRC"), is a leading provider of public security information technology and Geographic Information Systems ("GIS") software services.

INVESTMENT HIGHLIGHTS

Pro-Forma Revenues ($Millions)



$5.0
$11.8
$34.5
$63.0
2005
2006
2007
2008

Net Margin



36%
50%
39%
38%
2005
2006
2007
2008

Pro-Forma Net Income ($Millions)



$1.8
$5.9
$13.5
$24.0
2005
2006
2007
2008

Attractive Industry with Strong Government Support - In past decades, the PRC government has actively advocated the development and adoption of new technologies for information and communication in all spheres of government, industry, education and culture, to improve service quality and management capability. The PRC government, through its "Police Force Technology Reinforcement" initiative, has mandated the adoption of information technology by the country's police force, creating significant opportunities for growth in the public security information market for CPST. China's public security information technology space has an estimated value of $5.7 billion and analysts expect it to grow at 19% for the next five years. The GIS system space has an estimated value of $1.8 billion and is expected to grow at about 45% for the next five years.

Industry Leader with Differentiated Products - CPST is a rapidly growing provider of fully integrated public security information technology solutions. The Company's products can be classified into three categories: (1) Public Security Information Technology solutions including First Responder Coordination Platform, Intelligent Border Control, Intelligent Security Surveillance and Residence Card Information Management System; (2) Geographic Information System (Police-use GIS and Civil-use GIS); and (3) e-Government Platform, Software Sales and Maintenance. As a result of the Company's advanced technology, successful track record of execution and reputation, management estimates that CPST currently controls a 100% share of the market for PGIS solutions and a 30% share of the market for public security information technology within Guangdong Province.

Sustainable Competitive Advantages and High Barriers to Entry - CPST currently has exclusive licenses to numerous registered and copyrighted software solutions in China that provide it with a first-mover advantage, due to network economies of scale as well as switching costs, which protects its margins. In addition, CPST owns several qualifications and certifications which are required in bidding for certain PRC government contracts in China. Due to its proven technology, successful implementation record and industry reputation, CPST currently enjoys a high government contract win ratio.

Profitable and Rapidly Growing Business Model - As an integrated solution and software provider, CPST's contracts are usually divided in several phases with progressive contract amounts. This provides the Company with a stable revenue source and high profit margins. CPST's proforma revenue in the first nine months of 2007 was $25.8 million, which is an increase of 167% compared to $9.7 million in the nine months ended September 30, 2006. Gross profit for the first nine months of 2007 was $13.2 million, which is an increase of 121% over the $6.0 million recorded in the same period of 2006. Net income increased to $10.4 million for the nine months ended September 30, 2007, from $4.1 million for the same period in 2006. For 2007, management estimates revenue of $34.5 million and net profit of $13.5 million, and for 2008, revenue is estimated at $63 million with net profit expected to reach $24 million.

COMPANY OVERVIEW

Through its wholly-owned Chinese subsidiary, CPST is focused on the development and implementation of large scale high-tech public security and Geographic Information System (GIS) related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control, Intelligent Security Surveillance and Residence Card Information Management System), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform, Software Sales and Maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), CPST has the licenses to numerous registered and copyrighted software applications in China. In addition, iASPEC is considered the Company's variable interest entity ("VIE"), and its financial data and information is consolidated into the Company's accounts.

In November 2007, the Company acquired Information Security Development Technology (Shenzhen) Company Ltd., a leading provider of Certification Authority application platforms and e-Government solution technology in China. In February 1, 2008, the Company closed the acquisition of Shenzhen Bocom Multimedia Display Technology Company Ltd., a provider of advanced multimedia display and control solutions in China.

In February of 2008, iASPEC entered into a series of agreements to acquire 57% of the shares of Wuda Geoinformatics Co., Ltd. ("Geo"). The transactions are expected to close on or before April 1, 2008. Geo was founded in 1999 by Wuhan University, a leading university in Asia for GIS-related studies. Geo develops and sells GIS software, contracts surveying and mapping projects, produces space measurement data and provides technical consulting and supervision services for GIS projects.

Established Software Development and Project Execution Capabilities - CPST continues to hire project managers and various technical staff with superior experience in software and hardware, networking, system integration and surveillance, to execute the contracts and expand the business. In addition, the company has a strong record of successful cooperation with reputed strategic partners including IBM, Microsoft, ESRI, Oracle and Sun to further support the on-going development of its products and services. CPST has provided public security and GIS software solutions to some of the most important departments of the PRC including the Shenzhen General Station of Exit and Entry Frontier Inspection, Shantou City Public Security Bureau, Dongfang City Public Security Bureau of Hainan Province, Shenzhen City Traffic Police Bureau, Shenzhen City Public Security Bureau, Foshan City Public Security Bureau, Shenzhen Fire Department and the Chongqing Municipality PGIS Platform.


2007 Revenue Breakdown - Estimated
22%
7%
8%
15%
22%
26%
First Responder Coordination Platform - 26%
Intelligent Border Control - 15%
Intelligent Security and Surveillance - 8%
Residence Card Information Management System - 7%
Geographical Information System - 22%
e-Government Platform, Software Sales and Maintenance - 22%

**Management estimate.*

Market leader with growing portfolio of fully integrated solutions - CPST is a pioneer in China's public security information technology industry, and over the past few years has built a superior technology platform as well as high profile public sector relationships. Examples of CPST's government contracts include:

- Border Control System for the Shenzhen General Station of Exit and Entry Frontier Inspection in Shenzhen Bay Port, Futian Port, Sha Tau Kok Port, Huanggang Port and Dachanwan Port.
- Shenzhen Bay Port Automated Visitor, Vehicle, Expedited Anti-stowaway Monitoring and Control Check System
- Futian Port Border Control Closed-Circuit Television Monitoring and Information Management System
- Guangdong Province Police Geographic Information System
- Shenzhen City Police Geographic Information System (PGIS Phase I & II)
- Shenzhen City Fire Department First Responder Coordination Platform
- Shenzhen City Police Force Dynamic Management System
- Shantou City Police Bureau First Responder Coordination Platform
- Foshan City Police Geographic Information System
- Dongfang City First Responder Coordination Platform
- Shenzhen Residence Card Information Management System Phase I
- Zhuhai City Police Geographic Information System
- Chongqing Municipality Police Geographic Information System

Sustainable Competitive Advantages and High Barriers to Entry - In China, entities that undertake public security related projects of the Ministry of China are required to possess certain qualifications and certifications, successful project execution experience and a strong financial position. iASPEC is a software enterprise certified by the State Planning Bureau, and holds a Computer System Integration Level I Qualification from the State Information Bureau and State Secret-related Computer Information System Integration Certification, as well as a Guangdong Province Computer Information System Security Service Qualification and Guangdong Province Security Surveillance System Design, Installation and Qualification Permit.

Differentiated Products Leveraging Leading Edge Technology - By employing its own proprietary technologies, to deliver its broad portfolio of fully integrated products and services, CPST has developed a successful track record and gained public recognition as a leading provider of public security and GIS software solutions and related services.

MAJOR SOLUTIONS AND PRODUCTS

Rapid economic development has increased information and communication requirements from both the public and private sector in China in recent years, and has created significant opportunities in the public security software and GIS solutions space. In China's 11th Five-year Development Plan, public security technology has been named as one of the most important national projects. Accordingly, the central government has urged the Ministry of Public Security to promote the application of public security technology in every city in China. The central, municipal and local governments have an urgent need to improve management capabilities and effectiveness through the adoption of the latest information technology advances, and this is expected to create significant opportunities in the public security industry market space. The public security digitization technology market in China is estimated at $5.7 billion, with 19% growth per year, and the GIS market is estimated at $1.8 billion, with annual growth rate of 45% per year. The International Data Corporation (IDC) forecasts that by 2011, overall government IT spending will reach $7.7 billion, with a CAGR of 11.4%.

Public Security Information Technology

First Responder Coordination Platform

The First Responder Coordination Platform is a software program which integrates the contact numbers for general police, fire, traffic and other related government organizations into one contact number and enables these agencies to consolidate and improve their public emergency response. Through this platform, CPST's public security customers are able to command and coordinate joint responses to provide the public with immediate, efficient and reliable assistance.



The PRC government, through its "Police Force Technology Reinforcement" initiative, has mandated the adoption of the first responder system to consolidate and improve public emergency response. Approximately 660 cities across China are expected to initiate the deployment of their coordinated emergency response platforms, creating significant opportunities for CPST.

Intelligent Border Control and Security Surveillance

The Intelligent Border Control product is used by the Ministry of Public Security for effective border control management. The Intelligent Border Control System stores biometric information such as fingerprints and facial features from passengers in a database, and integrates it with infrared and license plate recognition technologies to enable the automation of border control checkpoints for faster and more accurate processing of passengers, while at the same time helping to safeguard borders from stowaways, and greatly improving overall efficiency and the effectiveness of border control management.



Compared with traditional surveillance systems, the Intelligent Security Surveillance System adopts technologies such as biometric recognition, proactive detective and intelligent video analysis, and integrates with facial recognition, GIS, data storage and analysis, to manage and control surveillance through a consolidated software platform. This product can be used in city-wide surveillance by the police department, as well as mass scale applications such as in subways, airports and terminals.



The rapid development of China in recent years has also led to growing passenger traffic across its borders, which reached 318 million people in 2006. Shenzhen has 11 out of 64 Exit and Entry Frontier Stations controlled by the Ministry of Public Security in China, through which 167 million passengers crossed in 2006. The total market opportunity for the Intelligent Border Control System is estimated at $300 million currently. To address the increasing requirement and faster and more accurate checkpoint processing of passenger traffic, Exit and Entry Frontier Stations throughout China are in the process of implementing their own intelligent border control systems. These systems can also be used to strengthen port control and surveillance in China's 288 air, sea and land ports and many alternative private sector applications, including the management and control of stadium attendance, parking lot traffic, work attendance and toll road traffic.



Residence Card Information Management System

This system is designed to apply the latest information technology to automate the Shenzhen Residence Card System, and will integrate with police GIS systems. Through an integrated information transfer platform, the system will facilitate several social programs, including social welfare management, education management, and house rental service management. Various government and functional depart ments can access information regarding the immigrant population in the system to

improve work efficacy and increase managing capability. In the near future, the system may be expanded to be compatible with other applications, such as medical, personal credit history, and driving records. If successful, the system may be extended to 660 cities across China. According to national statistics, there are over 150 million internal immigrants in China. In many mid-to-large cities, the population of recent immigrants from rural areas exceeds the resident population. As key pilot projects for the Ministry of China Public Security, CPST's Residence Card information Management System will be first deployed in Shenzhen.

Geographic Information System (GIS) - CPST provides system operations and support services in connection with its Police-Use Geographic Information Services or PGIS Platform. The PGIS platform allows CPST to provide its law enforcement customers with different services, including specialized mapping services, geographic positioning services, messaging services, automated police patrol area monitoring, patrol history tracking, work hour management and much more. CPST also provides application interface services which ensure that its PGIS platform is equipped to interact with other applications and programs for the benefit of customers. Typically, PGIS platforms are integrated with the City Emergency Commanding System, the Police Resource Consolidated Management System, the Residence Management System, the Traffic Commanding System, the Criminal Investigation System and the City Surveillance System. CPST's Civil-use GIS has also been successfully implemented in certain private areas.



In the public sector, GIS solutions may be used for: (1) public safety and emergency response planning to create computer-generated maps that can be shared across a network or the internet with multiple agencies, to coordinate efforts and maximize efficiency and the effectiveness of emergency response resources; (2) law enforcement GIS provides a visual and spatial tool for displaying data, allowing law enforcement agencies to make more informed, better and faster decisions; (3) public works and development GIS applications are in demand in connection with several transportation infrastructure projects such as the Pan Asia Railway, and the development of the Meigong and Tumen Rivers in the Northwest of China; (4) economic development; and (5) urban planning and site selection, where planning agencies can leverage the power of GIS to identify problems, respond to them efficiently, and share the results with the public. In addition, GIS solutions can also be used for private sector applications that include market analysis, mobile workforce and asset management, as well location-based services in sectors such as Telecommunications, Financial Services and Insurance. The Civil-use GIS current market opportunity is estimated at $1.5 billion with a 50% per annum growth rate for the next five years.

E-Government Platform and Software Sales and Maintenance - The E-Government Platform is for existing customers and provides a good source of revenue to the Company. Management estimates that the revenues from maintenance fees related to this platform equal approximately 5% - 10% of the original contract value for subsequent sales. CPST owns numerous exclusive rights to registered and copyrighted software. The Company has inherited iASPEC's software sales, distribution and support services business. In addition to CPST's core areas of focus, its proprietary software can be applied in other areas within the e-Government space, creating opportunities for the Company to sell software to be integrated with other projects.

Information Security Development Technology (Shenzhen) Company Ltd. ("Information Security") - Information Security provides a leading Certification Authority, or CA, application platform and e-Government solution technology, and is an exclusive CA application provider for the Shenzhen municipality in the PRC. The CA certification allows Shenzhen Information Security to issue digital certificates which contain a public key and the identity of the owner. The CA also attests that the public key contained in the certificate belongs to the person, organization, server or other entity noted in the certificate. CAs are currently used in China's e-Government industry and can be successfully integrated with CPST's platform and solutions, to enhance customer applications. Information Security has developed long term strategic partnerships with several leading IT companies, such as IBM, HP, DELL, CISCO and CHECKPOINT, as well as a large client base with telecom companies, banks and government.

Shenzhen Bocom Multimedia Display Technology Company Ltd. ("Bocom Multimedia") - The multimedia display and control solutions from Bocom Multimedia are based on the Digital Light Processing ("DLP") technology developed by Texas Instruments Inc., which has a lower price and has a better display and connection performance, compared to older CRT technology. It has been widely applied in the fields of public security, communication, electricity and telecom in China. As of December 2007, Bocom Multimedia has successfully completed over 100 multimedia display and control projects for police bureaus and municipal governments in more than ten provinces in China, including Beijing, Shanghai, Chongqing, Sichuan, Hunan, Guangdong and Fujian.



Custom in Bai Yun Airport

For year 2006, around 10,000 DLP Projecting Units were sold in China, with sales over USD135 million. The market is expected to increase 20%-30% per annum in China and 10% globally. After many years of successful operations, Bocom Multimedia has gained a competitive edge in terms of R&D, project execution capability and after-sales service. It aims to capture 6.5% of the market and to achieve sales of over USD 16 million by 2010.

Wuda Geoinformatics Co., Ltd. ("Geo") - iASPEC's acquisition of Geo is expected to close in April 2008. Geo was founded in 1999 by Wuhan University, a leading university in Asia for GIS-related studies. Geo develops and sells GIS software, contracts surveying and mapping projects, produces space measurement data and provides technical consulting and supervision services for GIS projects. Geo's affiliation with Wuhan University has enabled it to develop impressive research and development capabilities and has resulted in the development of the patented, award winning GeoStar® system. The GeoStar® system consists of a large-scale GIS and software series, covering the whole GIS product family, from data acquisition through data processing and huge database management, GIS customization and the publication of geographic data on the internet. In 2005, Geo was granted a Level A Certificate of Surveying & Mapping, the highest qualification for providing the widest range of GIS services in China.

In addition to its research and development capabilities, Geo will provide CPST with direct access to numerous permits and mapping data that will further enhance the Company's technological capabilities, lower project construction costs and enable the Company to price its products and services more competitively. The Company's ownership of the data will also provide licensing and recurring domestic and international revenue opportunities for the Company.

GROWTH STRATEGY

Expand geographic footprint to cover all major China markets - Based on CPST's successful track record and reputation, management sees significant opportunities to grow revenues from existing clients by winning follow-on contracts for subsequent phases of project implementation, capitalizing on the Company's first mover advantage and related high cost of switching to other vendors. The Company plans to manage its national operations under six areas with the centers located in Guangzhou, Beijing, Shanghai, Wuhan, Chongqing and Xi'an. It has set up offices in Guangzhou and Beijing.

Strengthen R&D capability to Enhance and Expand Core Products and Further Penetrate Customer Base - CPST expects to provide additional value-added services and add-ins to its current platform through continuous research and development, to enhance its product and services offering and maintain its leadership position in its core areas of focus.

Continue to dominate rapidly growing public security technology market and expand beyond Guangdong – China Public Security plans to leverage its strong brand recognition and maintain a high contract bid/win ratio and follow on orders with its: 1) First Responder Coordination Platform, 2) Intelligent Border Control & Security Surveillance, and 3) Residence Card Information Management System product lines.

Pursue strategic acquisitions to support strong internal growth – Acquisitions should enable geographic expansion, enhancement of technological capabilities or competitive advantages, provide licensing and recurring revenue opportunities, and serve to fulfill its planned expansion into high growth enterprise class markets.

Leverage Existing Capabilities - Leverage PGIS strength and Wuda Geoinformatics acquisition to target planned expansion into Civil-use GIS, enterprise class information security market and other government sectors. Continue to provide a superior E-Government Platform and maintain strong relationships with current clients.

EXPERIENCED MANAGEMENT TEAM

CPST has a management team that combines exceptional engineering, product development and marketing experience with financial management expertise.

JIANG HUAI LIN, Chairman of the Board and Chief Executive Officer - Mr. Lin has been a member of the Company's Board of Directors since September 6, 2006 and he became the Company's President and Chief Executive Officer on October 3, 2006. Mr. Lin has also served as the Chairman and Chief Executive Officer of the Company's subsidiary, Public Security Technology (PRC) Co, Ltd., since its incorporation in January 2006. During the period from September 2000 to June 2004, Mr. Lin served as the President and Chief Executive Officer of Hong Kong United Development Group, a consolidated enterprise engaging in investment, high technology and education. Prior to that, Mr. Lin served as a Director and the General Manager of Fujian Wild Wolf Electronics Limited, a company engaged in the business of manufacturing consumer electronics products from February 1995 through August 2000. Mr. Lin holds a Bachelor's degree from Xiamen University.

ZHI XIONG HUANG, Director of the Board and Chief Operating Officer - Mr. Huang was appointed to the Company's Board of Directors in November 2006 and Chief Operating Officer in May 2007. Mr. Huang has also served as the Vice-President of its subsidiary Public Security Technology (PRC) Co, Ltd. since its incorporation in January 2006. Since September 2002 Mr. Huang has served as a Vice President of Shenzhen iASPEC Software Engineering Co. Ltd. where he supervised iASPEC's research and development activities and consulted on various sophisticated and technical issues. Between July 2001 and March 2002, Mr. Huang served as the general manager of product development for Shenzhen Runsheng Information Systems Company Ltd. and was responsible for overseeing general operations. He holds a B.S. in computer science from Hehai University in China and has over fifteen years experience in diversified information systems. Currently, Mr. Huang is also serving as a Director in the non-profit Shenzhen Computer Association and is an Expert with the Shenzhen City Expert Association.

ZHAO YANG CHEN, Chief Financial Officer - Mr. Chen was appointed to the Company's Chief Financial Officer in December 2007. He has over 15 years' experience in the field of financial management and investments and has served as the Company's Vice President of Investments since April 2007. Prior to joining the Company, Mr. Chen served for three years as the General Manager of the Gaoying Group (Hong Kong), where he was responsible for overall operations and several acquisition projects; for five years as the Assistant General Manager of the Shenzhen Zheng Jia Investment Company, where he was responsible for corporate finance management and project investments; and for three years as the General Manager for Risk Control with the Shenzhen Zhong Cheng Enterprises Group. Mr. Chen also served for three years as the Chief Financial Officer and Director of Guizhou Fu Bao Co., Ltd., where he assisted the company in its application for A Share listing in China. Mr. Chen holds a Bachelor's degree in Industrial Accounting from the Hangzhou Dianzi University.

YI GANG SHEN, Chief Technology Officer - Mr. Shen was appointed as the Chief Technology Officer of the Company on May 10, 2007. Since February 2006, Mr. Shen has served as the Director of the R&D Center of Shenzhen iASPEC Software Engineering Co., Ltd. From March 2003 to January 2006, Mr. Shen served as the Director of product and business development of Li Ming Network Co., Ltd. From June 2000 to February 2003, Mr. Shen served as the Project Manager of "TOM. COM", a company listed in Hong Kong. Mr. Shen has over ten years of IT experience in different industries such as e-government and finance. Mr. Shen holds the Senior Project Manager certificate awarded by the Ministry of Information Industry of P.R.C. Mr. Shen graduated from Lanzhou University of China in Electronics and Information Science with a Bachelors degree.

SELECTED FINANCIAL DATA

	PREDECESSOR NINE MONTHS ENDED September 30,	SUCCESSOR NINE MONTHS ENDED September 30,	REALLOCATION OF RELATED PARTYR EVENUE	NON-GAAP NINE MONTHS ENDED September 30,
REVENUE - THIRD PARTIES	9,684,279	13,121,765	12,713,673	25,835,438
REVENUE - RELATED PARTY	0	5,476,256	(5,476,256)	
TOTAL REVENUES	9,684,279	18,598,021		25,835,438
COST OF REVENUES	(3,712,045)	(6,052,886)	(6,558,443)	(12,611,329)
GROSS PROFIT	5,972,234	12,545,135		13,224,109
ADMINISTRATIVE EXPENSES	(923,345)	(1,620,965)	(526,659)	(2,147,624)
SELLING EXPENSES	(155,288)	(345,029)	(152,315)	(497,344)
INCOME FROM OPERATIONS	4,893,601	10,579,141		10,579,141
OTHER INCOME/ (EXPENSES)	6,537	(83,471)		(83,471)
INCOME BEFORE TAX AND MINORITY INTEREST	4,900,138	10,495,670		10,495,670
MINORITY INTEREST	0	(45,000)		(45,000)
INCOME TAXES	(752,485)	(30,288)		(30,288)
NET INCOME	4,147,653	10,420,382		10,420,382
WEIGHTED AVERAGE NUMBER OF SHARES				
BASIC	N/A	38,438,770		N/A
DILUTED	N/A	38,871,098		N/A
EARNINGS PER SHARE				
BASIC	N/A	$0.27		N/A
DILUTED	N/A	$0.27		N/A

	YEAR ENDED 31 Dec	NINE MONTHS ENDED 30 Sep
TOTAL CURRENT ASSETS	2,159,214	24,126,567
TOTAL ASSETS	2,209,040	39,423,418
TOTAL CURRENT LIABILTIES	564,391	3,118,276
MINORITY INTEREST	-	10,081,360
TOTAL STOCKHOLDERS' EQUITY	1,644,649	26,223,782

Reconciliation of GAAP and Non-GAAP Financial Measures:
The above Statement of Operations set forth the key components of the CPST's results of operations for the periods indicated. All of the non-GAAP financial measures used in this profile relate to the inclusion of financial information of iASPEC, which for accounting purposes is treated as CPST's Predecessor Company. For fiscal year 2005, revenues were generated from iASPEC. For purpose of analysis in this profile the results of the Predecessor Period from January 1 through October 8, 2006 and the Successor Period from January 17 through December 31, 2006 were combined. This is not in accordance with US GAAP and the periods presented are not comparable due to the Company's reverse acquisition by China Public Security Holdings. The reconciliation of these non-GAAP financial measure to the most directly comparable GAAP measure is provided in the Company's annual report on Form 10-KSB filed with the SEC on April 16, 2007 in the section captioned "Management's Discussion and Analysis of Plan of Operation".

FOR FURTHER INFORMATION

Company Contact

China Public Security Technology Inc.
Mr. Michael Lin, Vice President, Investor Relations
Tel: +1-949-743-0868
Email: mlin@chinacpby.com

Investor Relations Contact

CCG Elite Investor Relations
Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com